Exhibit 99.1

GENIUS BRANDS INTERNATIONAL, INC.

Investor Business Update

April-03-2018

Operator: Greetings and welcome to the Genius Brands International Investor Business Update Conference Call. At this time, all participants are in a listen-only mode. A question and answer session will follow the formal presentation. If anyone should require Operator assistance during the conference, please press star, zero on your telephone keypad. As a reminder, this conference is being recorded.

I would now like to turn the conference over to your host, Michael Porter. Thank you. You may begin.

Michael Porter: Good morning ladies and gentlemen, and welcome to the Year End Conference Call from Genius Brands International. The forward-looking statements, or the press release may contain forward-looking statements that involve substantial risk and uncertainties. The information included in this release should not be used for investment purposes because statements of intent or projections of financial performance are based on assumptions that can change. In addition, events or circumstances may arise that we can neither anticipate nor control; therefore, any statements of intent or predictions of financial performance are valid on the date of this call. We undertake no obligation to update or revise publicly any forward-looking statements except required by law.

I’d now like to turn the call over to Andy Heyward. Andy, good morning. The floor is yours.

Andy Heyward: Okay. Good morning everybody. Sorry for the late start. Our wonderful IR person was stuck on the subway and we had to push back a couple of minutes.

Anyway, very happy to share with you that we released our annual report of the Form 10-K yesterday for the 2017 fiscal year. Genius Brands International reported record revenues. We were over $5 million, I think $5.3 million to be precise, and our balance sheet improved by over $10 million. As well, we recorded growth across a variety of different metrics of the Company, largely driven by our series Llama Llama for Netflix, a Netflix Original. I am happy to report as well that Netflix has even ordered a second season of this series. This occurred in record time. The show had been on the air for approximately 30 days. By virtually every metric, we became the strongest performing kids show that we’ve seen on Netflix to date. On the Netflix Facebook page where they have the Netflix Kids product, our two trailers had over 2 million views before the show went on the air. They’ve never experienced anything like that before.

A new book of Llama Llama went out and it became the number four best selling book in America. Not number four best selling kids book, number four of all books. Again, the highest of any of the subsequent books that they’ve had, they’ve sold over 13 million books already total.

Having said the above, we’ve had growth (inaudible) major metrics. Our animation catalogue has increased, our merchandising revenue has increased, our viewing audience has increased; we’ve added new channels to our distribution system which we’ve now branded the Genius Brands Network, and advertising revenue continues to increase.

We’ve been fortifying our staff (inaudible) strongest footing possible today (inaudible) in the coming year. We’ve recently engaged Mike Jaffa as our new General Counsel and Senior VP of Legal Affairs. He ran both Legal and Business Affairs at Hasbro Studios and at Dreamworks Animation Television. (Inaudible) strongest benchmark leaders in our industry prior to coming to us.

Recently, we just announced that Bob Denton will be joining us as Chief Financial Officer effectively April 18. I am particularly excited about Bob joining us because he was my chief financial officer at DIC Entertainment, my company prior to Genius, and Bob was with me at DIC for the five years leading up to its very successful sale in 2009. We rapidly grew DIC’s annual sales at that point up to $85 million and DIC was at that time the largest independent producer of children’s animation.

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Like Genius Brands, DIC produced the animated cartoons, distributed the animated cartoons and (inaudible) animated cartoons. Also like Genius Brands, we had a growing catalogue of evergreen animated titles. Bob is going to oversee Finance, Accounting, Budgeting, Forecasting, IT, Human Resources, Corporate Facilities, all of the things that he did for me previously at DIC. He’s very familiar with every facet of the animation business, the brand building business, the creation (inaudible) all of the businesses that we do (inaudible) Bob oversaw Finance and Accounting at Artisan Home Entertainment which had over $340 million of annual sales, and he led up to its sale to Lionsgate Films. He also was the chief accounting officer before that at (Inaudible) Entertainment, another NYSE company. Very excited about his joining us, to have the professional (inaudible) a huge plus as we move forward.

In addition, we’ve been beefing up our content sales (inaudible). In particular, we’ve hired Cindy Elfenbein recently to join us (inaudible). Cindy was with us at DIC as well. She has 25 years of experience in all areas of licensing, merchandising and retail. She’ll be reporting to Deb Pierson—excuse (inaudible) who as many of you know previously was (inaudible) Executive Director of Retail at Sanrio (inaudible) obviously was a blockbuster in the kids business and (inaudible) the success of that brand and has been for some time prior to (inaudible) consumer products.

Cindy will work with retailers and licensees to build comprehensive consumer product programs and retail initiatives (inaudible) of our brands. (Inaudible) which premiers in the fall of this year on Nick Junior and with toys from Mattel (inaudible). She’ll be working on Llama Llama (inaudible) which of course has just been renewed, as I said, for a second season on Netflix, and (inaudible) Genius Brand. Of course, she’ll be working on all of our other brands as well.

Then, rounding out (inaudible) a gentleman named Mark Shoeman who comes to us from DHX where he was responsible for the sale and licensing of their large animation catalogue. (Inaudible) catalogue today, and he’s now joined us. He’ll be working under Deb Pierson. Mark will be doing global sales of our animation catalogue, (inaudible) acquire product for our Genius Brands Network distribution system.

Speaking of our distribution system, we’ve really positioned ourselves (inaudible). We have two channels. One is called Kid Genius Channel for older kids, one is Baby Genius TV for younger kids. They are distributed across cable (inaudible) with Comcast and we have another major deal that will be coming forth shortly (inaudible) we have distribution on (inaudible) Roku TV and then (inaudible) to our branded YouTube channel and then of course our SVOD subscription premium (inaudible).

Every one of them are growing with the most recent launch with Amazon Prime (inaudible). A couple of people have asked me (inaudible).

(Inaudible) every kid in America. (Inaudible) all variety of formats and platforms. You can see these shows on mobile, on tablets, on computers, on game platforms, and of course on television (inaudible) take advantage of how kids (inaudible) what they want (inaudible).

(Inaudible) Don Roberts who is a renowned (inaudible) previously chairman of the Stanford University School of Communications. (Inaudible) alongside what I would call the (inaudible)

I have often said it takes three to four years to create an animated property and get it into the marketplace, and we are now just beginning to see the fruits of that process. As programs are coming into the marketplace and getting recognized by licensees and by retailers and consumers, the distribution system is taking hold.

I should also mention that we launched our website recently in a revamped version and it’s (inaudible) 99% growth from where we previously ended. Page views have gone up 29%, and there really is no other company than the Walt Disney Company and Warner Brothers, Universal and Viacom who is able to combine the assets of animation and of distribution (inaudible). So, we’re at an inflection point in the Company right now. It’s a very exciting place and time and I (inaudible).

(Inaudible) animation catalogue (inaudible) we have a buildout of the distribution network (inaudible).

(Inaudible) if I can take any questions, I’m happy to do so.

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Operator: Great, thank you. At this time we will conducting a question and answer session. If you’d like to ask a question, please press star, one on your telephone keypad. A confirmation tone will indicate your line is in the question queue. You may press star, two if you would like to remove your question from the queue. For participants using speaker equipment, it may be necessary to pick up your handset before pressing the star keys. One moment, please, while we poll for questions.

Our first question is from Jeff Kone from Wall Street Capital Partners. Please go ahead.

Jeff Kone: Hi. Good morning. This isn’t a question so much as I just thought you should know that I don’t think anybody heard the call. The sound quality was so bad. A couple of people have texted me about it. I couldn’t hear it. I was going to give up but instead I was trying to call in and let your Operator know. So, I just thought you ought to be aware.

Andy Heyward: I’m sorry to hear that. Forgive me. I don’t know what the problem is. We should—Michael, we should get a transcript of the call and send it to everybody that signed on.

Operator: Our next question comes from James Benet from Triumphant Portfolio Management. Please go ahead.

James Bennett: Hey Andy, it’s Jon. How are you doing, buddy?

Andy Heyward: Very good, thank you. I hope you can hear me.

James Benet: Well, I just wanted to let you know, like the other caller said, none of us could hear your call. It warbled in and out. You must be calling in remotely, maybe in a building or something. Can you just start from the top and we’ll just commit another half hour and listen to it in its entirety? Thank you.

Andy Heyward: Yes. Of course. I would also say to the moderator, would you please, if nobody hears me, say that we have a transcript of the call and we’ll send it out to everybody.

Operator: Okay. We do have another question here from Jim McIlree from Chardan Capital.

Andy Heyward: Moderator, are you listening? I said would you please tell everybody that we have a transcript of the call and we will send it out to everyone. They did not hear it.

Operator: Right. We can hear you, Mr. Heyward. We can hear you. If you’d like to go ahead and start from the top, that’s …

Andy Heyward: Would you please communicate what I just said?

Operator: Andy, all the participants in the conference can hear you.

Andy Heyward: All right. Well, I’ll start from the top again.

I said, beginning from the beginning, yesterday we released our annual 10-K report and I was very happy to share that we had record revenues of over $5 million. I think it was $5.3 million to be precise. Also, we showed improvements in our balance sheet by over $10 million, and as well we had growth across many different metrics of the Company. Those metrics were our animation catalogue grew, our merchandising revenue grew, our viewing audience grew, the new channels that have been added to our distribution system, which we call now the Genius Brands Network, and advertising revenue; all of these have grown.

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This has been based on a number of factors. It was fueled by the hit series Llama Llama for Netflix, a Netflix Kids Original. I say hit series because it’s now been commissioned for a second season by Netflix. This came after record time. The show has been on the air 30 days and Netflix came back to us and said that they’re ordering a second season including a number of animated holiday specials of Llama Llama as well, starting with a Mother’s Day special.

Jennifer Garner has told us that she will be coming back for the second season, as well as playing the lead role of Mama Llama, and this has been an engine for the Company, and our upcoming season, we’re very excited about it.

We’ve been fortifying the staff of the Company so we put ourselves on the best possible footing for rapid growth opportunities that we see coming in the following year. Our new General Counsel and Senior Vice President of Legal is Mike Jaffa. He ran Legal and Business Affairs at both Hasbro Studios and Dreamworks Animation Television, and those are two of what I would call benchmark leaders of our industry, before he came to us.

Additionally, we just engaged Bob Denton to be joining us as Chief Financial Officer, effective April 18th. I’m very excited about Bob joining us. He was my Chief Financial Officer at DIC Entertainment, my previous company, for the five years leading up to the company’s very successful sale in 2009. During that period we grew DIC to $85 million in annual sales and Bob was a fundamental part of the entire monetization of DIC Animation Company. DIC did everything Genius did. (Inaudible) produced, distributed and merchandised animated cartoons, however, Genius, unlike DIC, also has a distribution capacity now where we distribute our cartoons across our own channels.

Bob Denton is going to oversee Finance, Accounting, Budgeting, Forecasting, Information Technology, Human Resources, Corporate Facilities, all of the things that he did for us previously at DIC so successfully. He’s familiar with every asset of the animation and brand build business and how to make value from these businesses. He oversaw the complete—the ultimate monetization of the company. Prior to working with me at DIC, Bob oversaw Finance and Accounting at Artisan Home Entertainment, which had over $340 million of annual sales, eventually leading up to its sale to Lionsgate Films.

With two very proven professionals of this caliber, Mike Jaffa and Bob Denton, I’m very excited about where the Company is going and for the future and the coming months and year.

In addition, we’ve also beefed up our Content Sales and our Consumer Products units. We have a woman joining us in Consumer Products named Cindy Elfenbein, who worked with me at DIC and she has 25 years of experience in every area of licensing, merchandising and retail. Most recently, she was Executive Director of Retail at Sanrio where she oversaw the retail rollout of and expansion of Hello Kitty, a blockbuster for (inaudible) as well as having had positions at Warner Brothers Consumer Products and Sony Consumer Products. Like Bob, she worked with me at DIC, as I said, as well, and she was fundamental in the massive value creation that occurred then. She’ll be overseeing the Consumer—she’ll be working with the retailers and the licensees underneath Lloyd Mintz who runs our Consumer Products business and who was previously head of licensing at Hasbro Toys, and she’ll be working to build consumer global consumer product programs and retail initiatives, largely for Rainbow Rangers, which is premiering this coming fall on Nickelodeon and with toys from Mattel, as well as Llama Llama, which, as I said, has been picked up for a second season now on Netflix, and with the relaunch of Baby Genius as well as all of our other programs and plans in development.

Then we’ve continued the beefing up of our company with Mark Shoeman who joins us from DHX. DHX is one of the largest catalogues of children’s animation and he came to us from there where he was doing global sales and he will do global sales of our own catalogue using his longstanding relationships not only to sell our product, but to acquire product for us and for the Genius Brands Network.

Speaking of the network, we’ve now positioned ourselves in a way that I think I could say other than Disney, Warners, Universal and Viacom, nothing else exists. We have two channels: Kid Genius Channel for older kids, Baby Genius Channel for younger kids. They’re distributed across cable, over-the-top, digital and online. I’m not aware of any other system anywhere that lives across so many different platforms.

The days where kids would watch television on one channel are gone. Every kid is multitasking. A three-year-old knows how to use a tablet, knows now to use a smartphone. They know how to get everything wherever it is, and they find themselves on all of these different platforms. So, we’re on Comcast, we’re on Amazon Prime, we’re on Apple TV, we’re on Roku, we’re on YouTube, we’re on Amazon Fire. We have a couple of new platforms that have been negotiated and we’ll be announcing shortly as well. All of these are growing, and with the most recent launch on Amazon Prime, which we started a few months back, we’ve showed 35% growth month-on-month. With Amazon, we’re not in a position to announce specific numbers yet, but I can say that every single month the product has continued to grow since we launched in September.

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The aggregate number of households to which the Genius Brand Network programs can be seen puts us across a variety of all of the programs—all of the platforms and formats. We can reach virtually every kid in America today, not only on TV but on mobile, on tablet, on computers and on game platforms.

In other words, we are able to reach kids as viewing habits and media consumption habits evolve in the way that children consume media. Our very important point is that the brands are distinguished from other kid stuff that is out there. Whether it’s Disney or whether it’s any other producers broadcasters that produce like Nickelodeon and Cartoon Network, it’s what distinguishes and makes these brands continue to be sought out and why they’re growing month-on-month is the content with a purpose. No violence, no inappropriate language, enrichment or education in every one of the stories, positive themes, these are all vetted by Professor Don Roberts who is the former chair of the Stanford School of Communication, one of the most renowned and well regarded experts in media and children’s. He reads every script. He gives notes on every script, and this is part of the corporate DNA and the DNA of all of our programs and why we—and what we’re building out into all of the Genius brands. The importance of this brand can’t be overstated. It’s there alongside the fun and entertainment of the brand, and it’s what drives the programs forward.

I’ve said in the past it takes three to four years to create an animated property and to get it into the marketplace and get the products on shelf. Now we’re just beginning, just beginning to see the fruits of that process as the first programs are coming forward.

So, the distribution system is taking hold. Every month we add viewers and we grow across all of the platforms, and I should also add, if you haven’t been to our website lately, it’s been completely revamped and relaunched on March 13, geniusbrands.com, and it’s experienced 99.3% growth in visits, and leading to 96% more increase of time on the site, and 29% more increase in page views per visit. Other than the Walt Disney Company and Warner and Universal and Viacom, as I said, this combination of content and distribution exists nowhere else.

So, it’s a very exciting time. We’re at an inflection point in Genius Brands and I would summarize by saying there are six pieces to the message that we have today. One, record revenues; two, dramatic improvement of the balance sheet; three, growth of the animation cartoon catalogue, the best (inaudible) business; four, build out of the distribution network into a very valuable and coveted asset; five, a very distinct brand identity; and six, very strong investment in human capital to take the Company into the next steps and stages of growth.

We’re at an exciting point in the Company and if I can take any questions, once again, and hopefully everybody has been able to hear better this time.

Operator: Great, thank you. Once again, we’ll be conducting a question and answer session. If, of course, you would like to ask a question, it is star, one on your telephone keypad. At that point a confirmation tone will indicate your line is in the question queue. You may press star, two if you would like to remove your question from the queue. Also, for participants using speaker equipment, it may be necessary to pick up your handset before pressing the star keys. One moment, please, while we poll for questions.

The first question here is from Jim McIlree from Chardan Capital. Please go ahead.

Jim McIlree: Thanks a lot and good morning, Andy. Andy, I think you said that Llama has been picked up for Season Two. When is a reasonable time to think that gets delivered?

Andy Heyward: Did you say when is a reasonable time for that to be delivered?

Jim McIlree: Yes.

Andy Heyward: We are expecting to have the new episodes on air within 12 months. We’re going to be delivering in different tranches. We have two holiday specials that we’ll start off with, and then we’ll have a whole package of continuing new episodic programs.

Jim McIlree: Are the financial terms similar to Season One? Or is there something significantly different?

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Andy Heyward: The financial terms are similar to Season One, however that becomes very attractive for us because the heavy lifting has been done. We’ve already created the model sheets. We’ve created the key backgrounds. We’ve done the animation cycles. Much of the work that was created for the original series is now in place and it becomes more profitable for us as a result.

Jim McIlree: Excellent. That’s great. Then can you just give us an update on Rainbow Rangers, how that’s progressing and if we’re still—it’s still reasonable to expect a fall airing of that program?

Andy Heyward: Yes. Rainbow Rangers will go on the air in the fall. We are signing up more licensees every day. We have all of the key tentpole categories filled out already: toys with Mattel, publishing with Viking, apparel with Bentex. Pretty much we have best in class licensees in every category. Almost everyone of them is the Disney designated licensee. They came to us. The show was—we have a trailer that we recently showed at a kids convention called Kidscreen. Very, very well received by everybody. Licensees are, as I said; we’re getting more and more of them. The show is on track to be delivered on time.

Jim McIlree: Fantastic.

Andy Heyward: I should add, some of you may be questioning—I’m going to jump ahead—and wondering what the impact of Toys R Us will be on Rainbow Rangers and any of the kids products where toys are sold there. The answer is we don’t see it having any impact at all. The gap is going to be filled by Target and Walmart and ecommerce through places like Amazon. Toys R Us has been suffering under a faulty model for some time and we’ve spoken and have been speaking prior to the demise of Toys R Us with all of our key licensees and they don’t see any change in their business.

One of the beauties of our business is kids are not going away. Kids are always going to be acquiring product and we don’t see any issues coming from that at all.

Operator: Great, thank you. Our next question is from Ishfaque Faruk from Westpark Capital. Please go ahead.

Ishfaque Faruk: Hi. Good morning, Andy. Two questions from me. Congrats on the renewal of Llama Llama Season Two. Could you give us—the previous caller mentioned Season Two and you said that it’ll be delivered within 12 months. Could you give us a sense for the economics of the holiday specials maybe? Because those are one-offs.

Andy Heyward: I’m really not in a position to do that. Netflix is extremely proprietary about all of the deal terms and I had to really go through all kinds of hoops just to be able to announce that the second season had been picked up. Normally they don’t like to jump ahead of their consumer announcements and they don’t do that until shortly before a show goes on the air. I was able to persuade them that this was material news to our company and we had to disclose it.

Ishfaque Faruk: Okay. That’s fine. Okay. In terms of your cost structure for Llama Llama Season Two, is the expense profile for creating the shows going to be like very similar to the expense profile you had for Season One or is it going to be less?

Andy Heyward: I spoke to that a moment ago. Maybe you didn’t hear. Yes, it’ll be very similar to Season One but because we’ve created a lot of the key materials, key backgrounds, key animation cycles, model sheets, those are already in place and those expenses will not need to be incurred.

Ishfaque Faruk: Okay. In terms of Amazon Prime, could you give us—you mentioned in your prepared remarks 35% month over month growth. Could you give us the sense for the preliminary numbers from Amazon Prime in terms of subscribers? If you’re allowed to.

Andy Heyward: I’m not in a position to do that. They’ve asked us not to be discussing that information. I suspect that’s going to be the case for the first full year of the agreement. This is a three-year agreement with renewal features to it as well.

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Ishfaque Faruk: Okay. In terms of sales of other properties, are you close to selling any of the other properties—I mean licensing any of the other properties to other media companies? Rainbow Rangers is right around the corner for you. Are any of the properties, are you in discussions with any of the other media companies for licensing your content?

Andy Heyward: Yes, we do that every day. That’s what our Consumer Products Division does and that’s what our Content Division does. We license to broadcasters around the world and every day we’re—I got a note yesterday about Rainbow Rangers being sold to Ukraine. Every day we’re selling these programs to different territories. We get paid on delivery, but yes, that’s what we do and there are all constantly will be—that’s one of the beauties of animation. They continue to be very highly desired and coveted products globally, particularly American animation, and particularly the people that are part of this team because they’re well known and their work is well sought out constantly.

So, we have that and then I should add we have a very robust pipeline and we have a couple of extremely powerful brands in our pipeline which will be announced shortly.

Ishfaque Faruk: All right. That’s wonderful news, Andy. Congrats on Llama Llama once again.

Andy Heyward: Thank you.

Operator: Our next question is from Paul Vogel from Ameriprise. Please go ahead.

Paul Vogel: My question has been answered. Thanks.

Operator: Thank you. Once again as a reminder, if you would like to ask a question it is star, one. Our next question is from Jonah Pazwarsky, a private investor. Please go ahead.

Jonah Pazwarsky: Hi Andy, Jonah. How are you?

Andy Heyward: Very good, thank you.

Jonah Pazwarsky: I have a fast question for you, which you’ve already answered. Amazon, you said you really can’t talk much on, so that ends that. But in reference to private placements, so do they need any more money (inaudible) raise money finding new projects or they’re okay and they don’t have to raise more money?

Andy Heyward: We have no plans to raise money. We are sitting on a lot of cash right now.

Jonah Pazwarsky: Okay. Are there any—okay, fine. So that’s the story. Also, what were the earnings for the last fourth quarter? What was it? I didn’t get a chance to look at the K yet.

Andy Heyward: We’re not reflecting earnings. We’re just reflecting revenue at this point. We continue to be in a mode where we’re investing and building out our catalogue and building out our distribution system.

Jonah Pazwarsky: Okay. Thank you very, very much for your time. I really appreciate it, Andy. I’ll speak to you.

Operator: Okay. Our next question is from Anthony Marchesi, a private investor. Please go ahead.

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Anthony Marchesi: Hey Andy, your metrics all are great, yet the stock, frankly, trades closer to it’s 52-week low than it’s 52-week high. Can you just give us your perspective on what is it that you think the market is missing, or what is it that they’re not seeing that—obviously you have a lot of enthusiasm, great message. Things seem to be well yet the stock just languishes. I don’t know how else to put it, so I’d just like your perspective on what it is that you think is going on, from your CEO position?

Andy Heyward: It’s a very good question and one that I’ve obviously given some thought to. I think in the small cap plays it’s very hard to get attention and to get the trading volume up to a place where it really is going to matter. We’re working on that. We have some things that we are doing that will affect that, but as I’ve always said, the ultimate value of our company is going to be reflected not in the stock but at some point when we do some kind of liquidity event transaction. That’s occurred in my previous two companies and I think that will be the case in Genius at the right point as well.

Anthony Marchesi: All right, thank you.

Operator: Thank you. This concludes the question and answer session. I’d like to turn the floor back over to Mr. Heyward for any closing comments.

Andy Heyward: Thank you all for being here today. As I said, it’s an exciting time in the history of the Company. We continue to show growth in all of our key metrics that we focus on. I think we’re seeing that validated by all of the clients that continue to come to us and the assets that have been created and the channels that have been created. I have no doubt that at the right time these will be monetized in an exciting way for everybody.

Other than that, thank you for joining us today.

Operator: Thank you. This concludes today’s teleconference. You may disconnect your lines at this time. Thank you for your participation.

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